SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2005

PREFERRED VOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	033-92854 (Commission File Number)	75-2440201 (IRS Employer Identification Number)

6500 Greenville Avenue, Suite 570
Dallas, Texas 75206
(Address of principal executive offices)

Registrant's telephone number, including area code: (214) 265-9580

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 21, 2005, Latif M. Nathani resigned his position as our Chairman of the Board and Chief Executive Officer. Mr. Nathani will remain as a member of our board of directors.

Our Chief Financial Officer, Mary Merritt, was appointed to serve as Chief Executive Officer. Ms. Merritt is a founder of the Company and has served as a director and Chief Financial Officer since 1994. She previously served as Interim Chief Executive Officer from January 2003 to May 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             PREFERRED VOICE, INC.

Date: February 24, 2005            By: /s/ Mary Merritt
      Executive Vice President—Finance and
           Chief Financial Officer